                                                                     EXHIBIT 3.2

--------------------------------------------------------------------------------

                             iXL ENTERPRISES, INC.

                          AMENDED AND RESTATED BYLAWS
                          ---------------------------


                          As Adopted on June 8, 1999


--------------------------------------------------------------------------------
                             iXL ENTERPRISES, INC.

                          AMENDED AND RESTATED BYLAWS
                          ---------------------------

                               TABLE OF CONTENTS

ARTICLE I     STOCKHOLDERS

     Section 1.01.     Annual Meetings..............................................   1
     Section 1.02.     Special Meetings.............................................   1
     Section 1.03.     Notice of Meetings; Waiver...................................   2
     Section 1.04.     Quorum.......................................................   2
     Section 1.05.     Voting.......................................................   3
     Section 1.06.     Voting by Ballot.............................................   3
     Section 1.07.     Adjournment..................................................   3
     Section 1.08.     Proxies......................................................   3
     Section 1.09.     Organization; Procedure......................................   4
     Section 1.10.     Notice of Nominations and Stockholder Business...............   5
     Section 1.11.     Inspectors of Elections......................................   8
     Section 1.12.     Opening and Closing of Polls.................................   9

ARTICLE II    BOARD OF DIRECTORS
     Section 2.01.     General Powers...............................................   9
     Section 2.02.     Number of Directors..........................................   9
     Section 2.03.     Term.........................................................   9
     Section 2.04.     Annual and Regular Meetings..................................   9
     Section 2.05.     Special Meetings; Notice.....................................  10
     Section 2.06.     Quorum; Voting...............................................  10
     Section 2.07.     Adjournment..................................................  10
     Section 2.08.     Action Without a Meeting.....................................  11
     Section 2.09.     Regulations; Manner of Acting................................  11

     Section 2.10.     Action by Telephonic Communications..........................   11
     Section 2.11.     Resignations.................................................   11
     Section 2.12.     Designation of Director Nominees.............................   11
     Section 2.13.     Removal of Directors.........................................   12
     Section 2.14.     Vacancies and Newly Created Directorships....................   13
     Section 2.15.     Compensation.................................................   13
     Section 2.16.     Reliance on Accounts and Reports, etc........................   13

ARTICLE III   EXECUTIVE COMMITTEE AND OTHER COMMITTEES
     Section 3.01.     How Constituted..............................................   13
     Section 3.02.     Powers.......................................................   14
     Section 3.03.     Proceedings..................................................   14
     Section 3.04.     Quorum and Manner of Acting..................................   14
     Section 3.05.     Action by Telephonic Communications..........................   14
     Section 3.06.     Absent or Disqualified Members...............................   15
     Section 3.07.     Resignations.................................................   15
     Section 3.08.     Removal......................................................   15
     Section 3.09.     Vacancies....................................................   15

ARTICLE IV    OFFICERS
     Section 4.01.     Number.......................................................   15
     Section 4.02.     Election.....................................................   15
     Section 4.03.     Salaries.....................................................   16
     Section 4.04.     Removal and Resignation; Vacancies...........................   16
     Section 4.05.     Authority and Duties of Officers.............................   16
     Section 4.06.     The Chairman.................................................   16
     Section 4.07.     The Vice Chairman............................................   16
     Section 4.08.     The Chief Executive Officer..................................   16
     Section 4.09.     The President................................................   17
     Section 4.10.     The Executive Vice President.................................   17
     Section 4.11.     The Secretary................................................   18

     Section 4.12.     The Chief Financial Officer..................................   19
     Section 4.13.     The Treasurer................................................   20
     Section 4.14.     Additional Officers..........................................   20
     Section 4.15.     Security.....................................................   20

ARTICLE V     CAPITAL STOCK
     Section 5.01.     Certificates of Stock, Uncertificated Shares.................   20
     Section 5.02.     Signatures; Facsimile........................................   21
     Section 5.03.     Lost, Stolen or Destroyed Certificates.......................   21
     Section 5.04.     Transfer of Stock............................................   21
     Section 5.05.     Record Date..................................................   22
     Section 5.06.     Registered Stockholders......................................   22
     Section 5.07.     Transfer Agent and Registrar.................................   22

ARTICLE VI    INDEMNIFICATION
     Section 6.01.     Nature of Indemnity..........................................   23
     Section 6.02.     Determination that Indemnification is Proper.................   24
     Section 6.03.     Advance Payment of Expenses..................................   24
     Section 6.04.     Procedure for Indemnification of Directors and Officers......   24
     Section 6.05.     Survival; Preservation of Other Rights.......................   25
     Section 6.06.     Insurance....................................................   26
     Section 6.07.     Severability.................................................   26

ARTICLE VII   OFFICES
     Section 7.01.     Registered Office............................................   26
     Section 7.02.     Other Offices................................................   26

ARTICLE VIII  GENERAL PROVISIONS
     Section 8.01.     Dividends....................................................   27
     Section 8.02.     Reserves.....................................................   27
     Section 8.03.     Execution of Instruments.....................................   27

     Section 8.04.     Corporate Indebtedness...................................       27
     Section 8.05.     Deposits.................................................       28
     Section 8.06.     Checks...................................................       28
     Section 8.07.     Sale, Transfer, etc. of Securities.......................       28
     Section 8.08.     Voting as Stockholder....................................       28
     Section 8.09.     Fiscal Year..............................................       29
     Section 8.10.     Seal.....................................................       29
     Section 8.11.     Books and Records; Inspection............................       29

ARTICLE IX    AMENDMENT OF BYLAWS
     Section 9.01.     Amendment................................................       29

ARTICLE X      CONSTRUCTION
     Section 10.01.    Construction.............................................       30

                             iXL ENTERPRISES, INC.

                          AMENDED AND RESTATED BYLAWS
                          ---------------------------

                          As adopted on June 8, 1999


                                   ARTICLE I
                                   ---------

                                 STOCKHOLDERS
                                 ------------

          Section I.1 Annual Meetings. If an annual meeting is required by
                      ---------------
applicable law, the annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and on such date and at such time, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

          Section I.2 Special Meetings. Special meetings of the stockholders may
                      ----------------
be called at any time by the Chairman of the Board or the Chief Executive Officer or, in the event of the Chief Executive Officer's absence or disability, by the President or any Director who is also an officer (hereafter, an "Officer
                                                                        -------
Director"). In addition, a special meeting shall be called by the Chief
--------
Executive Officer (or, in the event of his or her absence or disability, by the President or any Officer Director), or by the Secretary (i) pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) subject to the procedures set forth in the second paragraph of this Section 1.02, upon receipt of a written request therefor by stockholders holding in the aggregate not less than twenty percent (20%) of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders or (iii) so long as the Third Amended and Restated Stockholders' Agreement, dated as of ___________ ___, 1999, by and among the Corporation and the parties listed on the signature pages thereto (as such may be amended from time to time, the "Stockholders' Agreement") shall remain in effect, and subject to the procedures set forth in the second paragraph of this Section 1.02, at the request of Kelso Investment Associates V, L.P. ("KIA V"), Kelso Equity Partners V, L.P. ("KEP V", and together with KIA V, "Kelso") or CB Capital Investors, L.P. ("CB") for the purpose of voting on directors designated for election by Kelso or CB, as the case may be, pursuant to Section 2.12 hereof. If such officers shall fail to call such meeting within one hundred
(100) days after receipt of such stockholder request, the stockholder executing such request may call such meeting. Special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.


          Upon request in writing sent by registered mail to the Chief Executive Officer or the Secretary by any stockholder or stockholders entitled to call a special meeting of stockholders pursuant to this Section 1.02, the Board of Directors shall determine a place and time for such meeting, which time shall be not less than ninety (90) nor more than one hundred (100) days after the receipt and determination of the validity of such request, and a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Section 5.05 hereof. Following such receipt and determination, it shall be the duty of the Secretary or any Assistant Secretary to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Section 1.03 hereof, that a meeting will be held at the time and place so determined.

          Section I.3 Notice of Meetings; Waiver. The Secretary or any Assistant
                      --------------------------
Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten (10) nor more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. Such further notice shall be given as may be required by law.

          A written waiver of any notice of any annual or special meeting signed by the person entitled thereto shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section I.4 Quorum. Except as otherwise required by law or by the
                      ------
Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

          Section I.5 Voting. At all meetings of stockholders for the election
                      ------
of directors a plurality of the votes cast shall be sufficient to elect directors. Except as otherwise required by the Restated Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

          Section I.6 Voting by Ballot. No vote of the stockholders need be
                      ----------------
taken by written ballot unless otherwise required by law. Any vote not required to be taken by ballot may be conducted in any manner approved at the meeting at which such vote is taken.

          Section I.7 Adjournment. If a quorum is not present at any meeting of
                      -----------
the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these Bylaws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting.

          Section I.8 Proxies. Any stockholder entitled to vote at any meeting
                      -------
of the stockholders may authorize another person or persons to vote at any such meeting for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram, electronic mail or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by submitting another proxy bearing a later date to the Secretary. Proxies by telegram, cablegram, electronic mail or other electronic transmission must either set forth or be submitted with information from which it can be determined that such telegram, cablegram, electronic mail or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

          Section I.9 Organization; Procedure. (a) At every meeting of
                      -----------------------
stockholders the presiding officer shall be the Chairman or, in the event of his or her absence or disability, the Chief Executive Officer or, in the event of their absences or disabilities, the President or any Executive Vice President chosen by resolution of the Board of Directors. The Secretary, or in the event of his or her absence or disability, any Assistant Secretary designated by the presiding officer, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting.

          (2) Conduct of Meetings. The date and time of the opening and the
              -------------------
closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

          Section I.10. Notice of Nominations and Stockholder Business.
                        ----------------------------------------------

          (1) Annual Meetings of Stockholders. (i) Nominations of persons for
              -------------------------------
election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) by or at the direction of the Board of Directors or the
                 -
Chairman, (B) by any stockholder of the Corporation who is entitled to vote at
           -
the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation or (C) so long as the
                                                            -
Stockholders' Agreement shall remain in effect, by Kelso or CB pursuant to the rights granted to them under such Stockholders' Agreement.

          (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (B) of paragraph (a)(i) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall an adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth in writing
(A) as to each person whom the stockholder proposes to nominate for election or
 -
reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Se curities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14A-11
                                                ------------
thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any
                                                                 -
other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the stockholder giving the
                                        -
notice and any beneficial owner on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as it appears on the
       -
Corporation's books, and of such beneficial owner, (2) the class and number of
                                                    -
shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholde
                                        -
is a holder of record of stock of the Corporation entitled to vote at such a meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or
                                  -
the beneficial owner, if any, intends or is part of a group which intends to (a)
                                                                              -
deliver a proxy statement and/or form of proxy to holders of at least the percent of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies
                                                -
from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

          (iii) Notwithstanding anything in the second sentence of paragraph
(a)(ii) of this Section 1.10 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

          (2)   Special Meetings of Stockholders. Only such business as shall
                --------------------------------
have been brought before the special meeting of the stockholders pursuant to the Corporation's notice of meeting pursuant to Section 1.03 of these Bylaws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at
                                                                   -
the direction of the Board of Directors, (2) by any stockholder of the
                                          -
Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation or (3) so
                                                                          -
long as the Stockholders' Agreement shall remain in effect with respect to either Kelso or CB, by Kelso or CB to the extent such right exists under the terms of the Stockholders' Agreement. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder's notice as required by paragraph (a)(ii) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th ) day prior to such special meeting and not later than the close of business on the later of (x) ninety (90) days prior to such special
                                       -
meeting and (y) or the tenth (10th) day following the day on which public
             -
announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting; provided that no advance notice shall be required
                            --------
for any nominations made to clause (3) of the second sentence of this paragraph. In no event shall the adjournment or postponement of a special meeting (or the public announcement thereof) commence a new time period for the giving of a stockholder's notice as described above.

          (3)   General. (i) Only persons who are nominated in accordance with
                -------
the procedures set forth in this Section 1.10 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not in compliance with this Section 1.10, to declare that such defective proposal or nomination shall be disregarded.

          (ii)  For purposes of this Section 1.10, "public announcement" shall
                                                    -------------------
mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14, or 15(d) of the Exchange Act.

          (iii) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the
                   -
Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B)
                                                                              -
of the holders of any class or series of preferred stock, if any, to elect Directors if so provided under any applicable preferred stock certificate of designation, or (C) so long as the Stockholders' Agreement
                                      -
shall remain in effect, of Kelso or CB thereunder.

          Section I.11. Inspectors of Elections. (a) If required by applicable
                        -----------------------
law, preceding any meeting of the stockholders, the Board of Directors shall appoint one or more persons to act as Inspectors of Elections, and may designate one or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

          (i) ascertain the number of shares outstanding and the voting power of each;
          (ii) determine the shares represented at the meeting and the validity of proxies and ballots;
          (iii) count all votes and ballots;
          (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
          (v) certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots.

          (b) The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.

          (c) When determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any proxies or other information provided in accordance with Section 1.08 of these Bylaws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to (a)(v) of this Section 1.11, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable.

          Section I.12.  Opening and Closing of Polls.  The date and time for
                         ----------------------------
the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.


                                  ARTICLE II
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------

          Section II.1.  General Powers.  Except as may otherwise be provided by
                         --------------
law or by the Restated Certificate of Incorporation, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

          Section II.2.  Number of Directors.  Subject to the rights of the
                         -------------------
holders of any class or series of preferred stock, if any, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board, provided that the Board shall at no
                                           --------
time consist of fewer than three (3) Directors.

          Section II.3.  Term.  Each director shall hold office for a term
                         ----
expiring at the annual meeting of stockholders held in the [year] following the year of his or her election.

          Section II.4.  Annual and Regular Meetings.  The annual meeting of the
                         ---------------------------
Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given; provided, however, that if the Board of Directors shall fix or change the time
--------  -------
or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other means of electronic transmission, to each Director who shall not have been present at the meeting at which such action was taken, addressed or transmitted to him or her at his or her usual place of business, or shall be delivered or transmitted to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

          Section II.5.  Special Meetings; Notice.  Special meetings of the
                         ------------------------
Board of Directors shall be held whenever called by the Chief Executive Officer (or, in the event of his or her absence or disability, by the President) or by any Officer Director or by the Chairman, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four (24) hours' notice, if notice is given to each Director personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other means of electronic transmission, or on five (5) days' notice, if notice is mailed to each Director, addressed or transmitted to him or her at his or her usual place of business or other designated location. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

          Section II.6.  Quorum; Voting.  At all meetings of the Board of
                         --------------
Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

          Section II.7.  Adjournment.  A majority of the Directors present,
                         -----------
whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of
Section 2.05 of these Bylaws shall be given to each Director.

          Section II.8.  Action Without a Meeting.  Any action required or
                         ------------------------
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

          Section II.9.  Regulations; Manner of Acting.  To the extent
                         -----------------------------
consistent with applicable law, the Restated Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the

Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

          Section II.10.  Action by Telephonic Communications.  Members of the
                          -----------------------------------
Board of Directors may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in any meeting pursuant to this provision shall constitute presence in person at such meeting.

          Section II.11.  Resignations.  Any Director may resign at any time by
                          ------------
delivering a written notice of resignation, signed by such Director, to the Chairman or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

          Section II.12.  Designation of Director Nominees.  (a)  Definitions.
                          --------------------------------        -----------
"Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person. "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          (2) For so long as Kelso or its Affiliates hold 5% or more in the aggregate of the outstanding Common Stock of the Corporation, Kelso shall have
(A) the right to designate two individuals as Board of Directors nominees for election to the Board of Directors of the Corporation, and (B) the exclusive right to designate for election an individual to fill any vacancy created by the removal or death of or resignation by a director originally designated for election by Kelso.

          (3) For so long as CB or its Affiliates hold 5% or more in the aggregate of the outstanding Common Stock of the Corporation, CB shall have (A) the right to designate two individuals as Board of Directors nominees for election to the Board of

Directors of the Corporation, and (B) the exclusive right to designate for election an individual to fill any vacancy created by the removal or death of or resignation by a director originally designated for election by CB.

          (4) If Kelso transfers 100% of the shares of common stock owned by it as of the date of the filing of the Restated Certificate of Incorporation of the Corporation (immediately after the reclassification of capital stock effectuated by the Restated Certificate of Incorporation of the Corporation) to one Person or a group of Affiliates, its transferees shall be deemed to be Kelso for purposes of this Section 2.12. If Kelso transfers 50% or more, but not less than 100 %, of the shares of Common Stock owned by it as of the date of filing of the Restated Certificate of Incorporation of the Corporation (immediately after the reclassification of capital stock effectuated by the Restated Certificate of Incorporation of the Corporation) to one Person or a group of Affiliates, then such transferees shall have the rights and obligations of Kelso under this Section 2.12 to the extent set forth in an instrument executed by Kelso and such transferees. If CB transfers 100% of the shares of common stock owned by it as of the date of the filing of the Restated Certificate of Incorporation of the Corporation (immediately after the reclassification of capital stock effectuated by the Restated Certificate of Incorporation of the Corporation), to one Person or a group of Affiliates, its transferees shall be deemed to be CB for purposes of this Section 2.12.

          Section II.13.  Removal of Directors.  Subject to the rights of the
                          --------------------
holders of any class or series of preferred stock, if any, to elect additional Directors under specified circumstances, any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote generally in the election of Directors; provided that for so long as the
                                        --------
Stockholders' Agreement shall remain in effect with respect to either Kelso or CB, as the case may be, no director originally designated by Kelso or CB, as the case may be, pursuant to the Stockholders' Agreement, may be removed from office without cause without the prior written consent of Kelso or CB, as the case may be. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed; provided that for so long as the Stockholders' Agreement shall remain
         --------
in effect with respect to either Kelso or CB, as the case may be, Kelso or CB, as the case may be, shall have the exclusive right to designate for election an individual to fill any vacancy created by the removal or death of or resignation by a director originally designated for election by Kelso or CB, as the case may be. A Director filling any such vacancy shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal. If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 2.14 of these Bylaws.

          Section II.14.  Vacancies and Newly Created Directorships.  Subject
                          -----------------------------------------
to: (i) the rights of the holders of any class or series of preferred stock, if any, to elect additional Directors under specified circumstances and (ii) to the rights of Kelso and CB as set forth in Section 2.12, and except as provided in
Section 2.13, if any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

          Section II.15.  Compensation.  The amount, if any, which each Director
                          ------------
shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors.

          Section II.16.  Reliance on Accounts and Reports, etc.  A Director,
                          -------------------------------------
and any member of any committee designated by the Board of Directors shall, in the performance of such Director's duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or

Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.


                                  ARTICLE III
                                  -----------

                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES
                   ----------------------------------------

          Section III.1.  How Constituted.  The Board of Directors may, by
                          ---------------
resolution adopted by a majority of the whole Board, designate one or more committees, including an Executive Committee, each such committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Thereafter, members (and alternate members, if any) of each such committee may be designated at the annual meeting of the Board of Directors. Any such committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

          Section III.2.  Powers.  Each committee, except as otherwise provided
                          ------
by the General Corporation Law, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors establishing such committee.

          Section III.3.  Proceedings.  Each committee may fix its own rules of
                          -----------
procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

          Section III.4.  Quorum and Manner of Acting.  Except as may be
                          ---------------------------
otherwise provided in the resolution creating such committee, at all meetings of any committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the committee. The members of any such committee shall act only as a committee, and the individual members of such committee shall have no power as such.

          Section III.5.  Action by Telephonic Communications.  Members of any
                          -----------------------------------
committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

          Section III.6.  Absent or Disqualified Members.  In the absence or
                          ------------------------------
disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          Section III.7.  Resignations.  Any member (and any alternate member)
                          ------------
of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman, the Chief Executive Officer or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

          Section III.8.  Removal.  Any member (and any alternate member) of any
                          -------
committee may be removed from his or her position as a member (or alternate member, as the case may be) of such committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

          Section III.9.  Vacancies.  If any vacancy shall occur in any
                          ---------
committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

          Section IV.1.  Number.  The officers of the Corporation shall be
                         ------
elected by the Board of Directors and shall be a Chairman, one or more Vice Chairmen, a Chief Executive Officer, a President, one or more Executive Vice Presidents, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

          Section IV.2.  Election.  Unless otherwise determined by the Board of
                         --------
Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each Officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

          Section IV.3.  Salaries.  The salaries of all officers of the
                         --------
Corporation shall be fixed by the Board of Directors, provided that the Board of
                                                      --------
Directors may authorize the President, the Chief Executive Officer, any other officer or a Committee of the Board of Directors to fix the salaries of some or all of the officers of the Corporation.

          Section IV.4.  Removal and Resignation; Vacancies.  Any officer may be
                         ----------------------------------
removed for or without cause at any time by the Board of Directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

          Section IV.5.  Authority and Duties of Officers.  The officers of the
                         --------------------------------
Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

          Section IV.6.  The Chairman.  The Directors shall elect from among the
                         ------------
members of the Board a Chairman of the Board. The Chairman shall have such duties and powers as set forth in these Bylaws or as shall otherwise be conferred upon the

Chairman from time to time by the Board. The Chairman shall preside over all meetings of the stockholders and the Board.

          Section IV.7.  The Vice Chairman.  Each Vice Chairman shall have such
                         -----------------
duties and powers as shall be conferred upon such Vice Chairman from time to time by the Chairman. No Vice Chairman need be a Director of the Corporation.

          Section IV.8.  The Chief Executive Officer.  The Chief Executive
                         ---------------------------
Officer shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chief Executive Officer or the Board of Directors. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. In the event the office of the President is vacant, the Chief Executive Officer shall carry out the duties of the President described herein.

          Section IV.9.  The President.  The President, subject to the authority
                         -------------
of the Chief Executive Officer, shall be the Chief Operating Officer of the Corporation and shall have primary responsibility for, and authority with respect to, the management of the day-to-day business and affairs of the Corporation. The President shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments. The President shall have the authority to cause the employment or appointment of such employees and agents of the

Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President.

          Section IV.10. The Executive Vice President.  In the absence of the
                         ----------------------------
Chief Executive Officer and the President or in the event of the Chief Executive Officer and the President's inability to act, the Executive Vice President, if any (or in the event there be more than one Executive Vice President, the Executive Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election), shall perform the duties of the Chief Executive Officer and the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and the President. The Executive Vice Presidents, if any, shall have such designations and shall perform such other duties and have such other powers as the Board or the Chief Executive Officer or President may from time to time prescribe.

          Section IV.11. The Secretary.  The Secretary shall have the following
                         -------------
powers and duties:

          (1) he or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose;

          (2) he or she shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law;

          (3) whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such committee;

          (4) he or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed he or she may attest the same;

          (5) he or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Restated Certificate of Incorporation or these Bylaws;

          (6) he or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record;

          (7) he or she shall sign (unless the Chief Financial Officer, the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors; and

          (8) he or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these Bylaws or as may be assigned to him or her from time to time by the Board of Directors, or the President.

          Section IV.12. The Chief Financial Officer.  The Chief Financial
                         ---------------------------
Officer of the Corporation shall have the following powers and duties:

          (1) he or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation;

          (2) he or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such bank companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these Bylaws;

          (3) he or she shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these Bylaws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed;

          (4) he or she shall render to the Board of Directors, the Chief Executive Officer or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Chief Financial Officer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so;

          (5) he or she shall be empowered from time to time to require from all officers or agents or employees of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation;

          (6) he or she shall sign (unless the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation, the issuance of which shall have been authorized by the Board of Directors; and

          (7) he or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these Bylaws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

          Section IV.13. The Treasurer.  The Treasurer shall perform such duties
                         -------------
and exercise such powers as may be assigned to him or her from time to time by the Chief Financial Officer. In the absence of the Chief Financial Officer, the duties of the Chief Financial Officer shall be performed and his or her powers may be exercised by the Treasurer, subject in any case to review and superseding action by the Board of Directors or the Chief Executive Officer.

          Section IV.14. Additional Officers.  The Board of Directors may
                         -------------------
appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause, but such removal shall be without prejudice to the contractual rights of such subordinate officer or agent, if any, with the Corporation.

          Section IV.15. Security.  The Board of Directors may require any
                         --------
officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.


                                   ARTICLE V
                                   ---------

                                 CAPITAL STOCK
                                 -------------

          Section V.1.   Certificates of Stock, Uncertificated Shares.  The
                         --------------------------------------------
shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates, and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the Chief Executive Officer, the President or an Executive Vice President, and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Restated Certificate of Incorporation and these Bylaws.

          Section V.2.   Signatures; Facsimile.  All of such signatures on the
                         ---------------------
certificate referred to in Section 5.01 of these Bylaws may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate representing shares of the Corporation shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

          Section V.3.   Lost, Stolen or Destroyed Certificates.  The Board of
                         --------------------------------------
Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

          Section V.4.   Transfer of Stock.  Upon surrender to the Corporation
                         -----------------
or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Restated Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

          Section V.5.   Record Date.  In order to determine the stockholders
                         -----------
entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may
                            --------  -------
fix a new record date for the adjourned meeting.

          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Section V.6.   Registered Stockholders.  Prior to due surrender of a
                         -----------------------
certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests, except as otherwise required by applicable law. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

          Section V.7.   Transfer Agent and Registrar.  The Board of Directors
                         ----------------------------
may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.


                                  ARTICLE VI
                                  ----------

                                INDEMNIFICATION
                                ---------------

          Section VI.1.  Nature of Indemnity.  The Corporation shall indemnify
                         -------------------
any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"),
                                                                ----------
whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other entity or enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the name of the Corporation to procure a judgment in its favor (1) such indemnification
                                                    -
shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and
(2) no indemnification shall be made in respect of any claim, issue or matter as
 -
to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.04 of these Bylaws, the Corporation shall not be obligated to indemnify a director or officer of the Corporation in respect of a Proceeding (or such part thereof) instituted by such director or officer, unless such Proceeding (or such part thereof) has been authorized by the Board of Directors. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ---- ----------
shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section VI.2.  Determination that Indemnification is Proper.  Unless
                         --------------------------------------------
ordered by a court, no indemnification of a present or former director or officer of the Corporation under Section 6.01 hereof shall be made by the Corporation if a determination is made by the Corporation that indemnification of the present or former director or officer is not proper in the circumstances because he or she has not met a the applicable standard of conduct set forth in
Section 6.01 hereof.

          Section VI.3.  Advance Payment of Expenses.  Expenses (including
                         ---------------------------
attorneys' fees) incurred by a present or former director or officer in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. If the director or officer agrees to such representation, the Board of Directors may authorize the Corporation's counsel to represent such director or officer in any Proceeding, whether or not the Corporation is a party to such Proceeding.

          Section VI.4. Procedure for Indemnification of Directors and Officers.
                        -------------------------------------------------------
Any indemnification of a director or officer of the Corporation under Section 6.01, or advance of costs, charges and expenses to a director or officer under
Section 6.03 of these Bylaws, shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this
Article VI shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under
Section 6.03 of these Bylaws where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these Bylaws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 6.01 of these Bylaws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section VI.5. Survival; Preservation of Other Rights. The foregoing
                        --------------------------------------
indemnification and advancement provisions shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director or officer.

          The indemnification and advancement provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and, once an event has occurred with respect to which a Director or Officer is or may be entitled to indemnification under this Article, such entitlement shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section VI.6. Insurance. The Corporation may purchase and maintain
                        ---------
insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture or other entity against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI; provided that such insurance is available on
                               --------
acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

          Section VI.7. Severability. If this Article VI or any portion hereof
                        ------------
shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless advance expenses and indemnify each director or officer as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.


                                  ARTICLE VII
                                  -----------

                                    OFFICES
                                    -------

          Section VII.1.  Registered Office. The registered office of the
                          -----------------
Corporation in the State of Delaware shall be located at Corporation Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

          Section VII.2.  Other Offices. The Corporation may maintain offices or
                          -------------
places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                 ARTICLE VIII
                                 ------------

                              GENERAL PROVISIONS
                              ------------------

          Section VIII.1. Dividends. Subject to any applicable provisions of law
                          ---------
and the Restated Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property or shares of the Corporation's capital stock.

          A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

          Section VIII.2. Reserves. There may be set aside out of any funds of
                          --------
the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

          Section VIII.3. Execution of Instruments. The Chief Executive Officer,
                          ------------------------
the President, any Executive Vice President, the Secretary, the Chief Financial Officer or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the Chief Executive Officer may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

          Section VIII.4. Corporate Indebtedness. No loan shall be contracted on
                          ----------------------
behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless (i) authorized by the Board of Directors, the Executive Committee or the Chief Executive Officer, or (ii) entered into in the ordinary course of business and for an amount less than $20,000. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors, the Executive Committee or the Chief Executive Officer shall authorize. When so authorized by the Board of Directors or the Chief Executive Officer, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

          Section VIII.5. Deposits. Any funds of the Corporation may be
                          --------
deposited from time to time in such bank companies or with such bankers or other depositaries as may be determined by the Board of Directors, the Chief Executive Officer, the Treasurer or the Chief Financial Officer or by such officers or agents as may be authorized by the Board of Directors or the Chief Executive Officer, the Treasurer or the Chief Financial Officer to make such determination.

          Section VIII.6. Checks. All checks or demands for money and notes of
                          ------
the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the Chief Executive Officer from time to time may determine.

          Section VIII.7. Sale, Transfer, etc. of Securities. To the extent
                          ----------------------------------
authorized by the Board of Directors or by the Chief Executive Officer, the President, any Executive Vice President, the Secretary, the Chief Financial Officer or the Treasurer or any other officers designated by the Board of Directors or the Chief Executive Officer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal (if required), any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

          Section VIII.8.  Voting as Stockholder. Unless otherwise determined by
                           ---------------------
resolution of the Board of Directors, the Chief Executive Officer, the President or any Executive Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

          Section VIII.9.  Fiscal Year. The fiscal year of the Corporation shall
                           -----------
commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

          Section VIII.10. Seal. The seal of the Corporation shall be circular
                           ----
in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

          Section VIII.11. Books and Records; Inspection. Except to the extent
                           -----------------------------
otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                  ARTICLE IX
                                  ----------

                              AMENDMENT OF BYLAWS
                              -------------------

          Section IX.1. Amendment. Subject to the provisions of the Restated
                        ---------
Certificate of Incorporation, these Bylaws may be amended, altered or repealed:

          (1) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

          (2) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.


                                   ARTICLE X
                                   ---------

                                 CONSTRUCTION
                                 ------------

          Section X.1.  Construction. In the event of any conflict between the
                        ------------
provisions of these Bylaws as in effect from time to time and the provisions of the Restated Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Restated Certificate of Incorporation shall be controlling.